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                                                                 EXHIBIT 99.b.11



                       Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights," "Management and Administration of the Trust-Independent Auditor" and "Shareholder Communications" and to the use of our reports dated December 19, 1997 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus of American AAdvantage Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (File No. 33-91058) and in this Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940.




                                  /s/ ERNST & YOUNG LLP
                                  ----------------------
                                  ERNST & YOUNG LLP


Dallas, Texas
February 24, 1998